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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                   FORM 8-K-A


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) July 8, 1999
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                               YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)




      Delaware                   0-12255             48-0948788
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(State or other jurisdiction   (Commission          (IRS Employer
      of incorporation)        File Number)      Identification No.)



 10990 Roe Avenue, P. O. Box 7563, Overland Park, Kansas      66207
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   (Address of principal executive offices)                 (Zip Code)




Registrant's telephone number, including area code   (913) 696-6100
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                                  No Changes.
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         (Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets

Yellow Corporation announced July 8, 1999 that it had successfully completed its cash tender offer to purchase the outstanding shares of common stock of Jevic Transportation, Inc. at a price of $14.00 per share. The offer expired at 12:00 midnight, New York City time on Wednesday, July 7, 1999. As of the expiration of the offer, based on a preliminary count from the depository for the offer, 10,553,167 shares of Jevic common stock were tendered pursuant to the tender offer (including 101,200 shares, which were tendered pursuant to guaranteed delivery procedures). All such shares have been accepted for payment. After giving effect to the purchase of the shares tendered, Yellow will beneficially own approximately 98.6% of the outstanding shares of Jevic. Yellow and Jevic now expect to complete a merger pursuant to which Jevic will become a wholly-owned subsidiary of Yellow and all remaining Jevic shareholders (other than Yellow and its subsidiaries) will have the right to receive the same $14.00 per share in cash payable pursuant to the tender offer.

The aggregate purchase price of the stock, including transaction costs is approximately $161 million. Including assumption of debt, the total transaction is approximately $200 million. The acquisition is being financed under the Yellow Corporation's existing credit facilities.

Jevic is a fully integrated regional and inter-regional less-than-truckload and partial-truckload carrier of general commodity freight in the United States. Jevic's operating system combines the high revenue yield characteristics of less-than-truckload carriers with the operating flexibility and low fixed costs of truckload carriers. Jevic is a New Jersey corporation headquartered in Delanco, New Jersey, in the Philadelphia Metropolitan area. It is Yellow's intent to operate Jevic as a separate, stand-alone company with the existing management team.

Yellow Corporation is a holding company with operating subsidiaries specializing in national, regional and international less-than-truckload transportation services. Headquartered in Overland Park, Kansas, Yellow employs approximately 32,000 people, including 2,300 Jevic employees.


Item 7. Financial Statements, Pro Forma Information and Exhibits

(a)     Financial Statements of Business Acquired

        Jevic Transportation, Inc.'s annual report filed on Form 10K for the year ended December 31, 1998 and unaudited condensed financial statements for the quarter ended March 31, 1999 filed on Form 10Q are included as exhibits 13.1 and 13.2 and are incorporated herein by reference.

(b)     Pro Forma Financial Information

        Pro Forma financial information is included as exhibit 99.1 and is incorporated by reference herein.

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(c)     Exhibits

        Exhibit No.     Description

        2.1 Agreement and Plan of Merger dated June 6, 1999 by and among Yellow Corporation, JPF Acquisition Corp and Jevic Transportation, Inc. (previously filed as Exhibit 2.1 to Yellow Corporation's report on Form 8-K for an event dated July 8, 1999 and incorporated herein by reference).

        2.2 Tender and Voting Agreement among Yellow Corporation, JPF acquisition Corp and Jevic Transportation, Inc. (previously filed as Exhibit 2.2 to Yellow Corporation's report on Form 8-K for an event dated July 8, 1999 and incorporated herein by reference).

        13.1 Jevic Transportation, Inc. annual report filed on form 10K for the year ended December 31, 1998.

        13.2 Jevic Transportation, Inc. condensed financial statements for the quarter ended March 31, 1999 filed on form 10Q.

        99.1            Unaudited pro forma financial information.



Statements contained in this release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to inflation, labor relations, inclement weather, competitor pricing activity, Year 2000 issues, expense volatility and a downturn in general economic activity.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  YELLOW CORPORATION
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                                                     (Registrant)

Date:    August 9, 1999                        /s/ H. A. Trucksess, III
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                                                   H. A. Trucksess, III
                                           Senior Vice President - Finance/
                                           Chief Financial Officer and Treasurer